UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 8, 2015
Date of earliest event reported: December 1, 2015

HYDROCARB ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 375, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 970-1590
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported in the Current Report on Form 8-K filed by Hydrocarb Energy Corporation (“we”, “us”, and the “Company”) with the Securities and Exchange Commission on December 2, 2015, on November 25, 2015, the Company received a notice of default from Typenex Co-Investment, LLC (“Typenex” and the “Default Notice”), which alleged the occurrence of an event of default under the terms of that certain Securities Purchase Agreement (the “SPA”) and Secured Convertible Promissory Note (the “Note”) sold by the Company to Typenex on October 16, 2015, due to the Company’s November 17, 2015 sale of an 8% Short Term Cash Redeemable Note to Darling Capital, LLC, which Typenex alleged constituted a ‘variable security’ which therefore resulted in a breach of the provisions of the SPA and Note because the Company did not first receive the approval of Typenex for such sale. Additionally, on November 30, 2015, the Company received a demand notice (the “Demand Notice”) from Typenex formally requesting and demanding the payment of the $2,006,429 alleged due under the Note by December 2, 2015.

As set forth in the December 2, 2015 Current Report, the Company vehemently disagreed with Typenex’s claims and allegations and refused to comply with Typenex’s demands.

On December 3, 2015, Typenex provided the Company correspondence pursuant to which Typenex stated that that it agreed with the Company’s contention that the Note required a 15 day cure right (which Typenex failed to provide for or take into account in connection with the Default Notice or Demand Notice), that Typenex was withdrawing the Default Notice and Demand Notice, and that although Typenex still believes an event of default has occurred, it is not currently seeking to enforce its rights. Additionally, Typenex declared that they were forbearing from taking any further actions under the SPA or Note during the following ten days to allow for, among other things, the parties to discuss the various issues raised and that they further reserved all rights and remedies available under the applicable transaction documents and clarified that they did not waive any rights, powers or remedies in connection with the correspondence sent.

The Company reiterates that it does not believe an event of default occurred under the Note or SPA, that it currently has no intention of paying Typenex under the Note or allowing Typenex to foreclose on any pledged shares, and that the Company continues to analyze its options moving forward in regards to the erroneous claims made by Typenex, which may include, but not be limited to filing a lawsuit against Typenex.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2015, Christine P. Spencer, the Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer) of the Company provided notice to the Board of Directors of the Company of her resignation as an officer and employee of the Company effective December 15, 2015, in order to return to work with one of her former employers.

The Company wishes to thank Ms. Spencer for her service to the Company and wishes her success in her future endeavors.

The Company has begun the search for a new Chief Accounting Officer and until such time as a replacement can be located, Kent P. Watts, the Company’s Chief Executive Officer will serve as interim Principal Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 8, 2015	Hydrocarb Energy Corporation

/s/ Kent P. Watts
Kent P. Watts
Chief Executive Officer